Exhibit 99.2

Excerpt from Press Release by the Company dated June 12, 2003

Universal Access Global Holdings Inc. (Nasdaq:UAXS) announced today that it has changed the date of its Annual Meeting of Stockholders to July 21, 2003.  A notice of the rescheduled meeting and proxy statement will be mailed to stockholders of record as of May 23, 2003, which remains the record date for stockholders entitled to vote at the Annual Meeting.